Exhibit 10.1
VOTING AGREEMENT
THIS VOTING AGREEMENT is entered into this 21st day of July, 2014, by and among FIRST MERCHANTS CORPORATION (“First Merchants”) and the undersigned shareholders of COMMUNITY BANCSHARES, Inc. (collectively, the “Shareholders”).
W I T N E S S E T H:
In consideration of the execution by First Merchants of the Agreement and Plan of Reorganization and Merger between First Merchants and Community Bancshares, Inc. (“Community Bancshares”) of even date herewith (the “Merger Agreement”), the undersigned Shareholders of Community Bancshares hereby agree that each of them shall cause all Community Bancshares common shares owned by him/her of record and beneficially, including, without limitation, all shares owned by him/her individually, all shares owned jointly by him/her and his/her spouse, all shares owned by any minor children (or any trust for their benefit), all shares owned by any business of which any of the Shareholders who are directors are the principal shareholders (but in each such case only to the extent the Shareholder has the right to vote or direct the voting of such shares), and specifically including all shares shown as owned directly or beneficially by each of them on Exhibit A attached hereto or acquired subsequently hereto (collectively, the “Shares”), to be voted in favor of the merger of Community Bancshares with and into First Merchants in accordance with and pursuant to the terms of the Merger Agreement at the annual or special meeting of shareholders of Community Bancshares called for that purpose. Notwithstanding any other provision of this Agreement to the contrary, each Shareholder shall be permitted to vote such Shares in favor of another Acquisition Proposal (as such term is defined in the Merger Agreement) that is submitted for approval by the shareholders of Community Bancshares if both of the following shall have occurred: (a) Community Bancshares’ Board of Directors has approved such Acquisition Proposal and recommended such Acquisition Proposal to Community Bancshares’ shareholders in accordance with Section 7.5 of the Merger Agreement and (b) the Merger Agreement has been terminated in accordance with Section 10.1(d) of the Merger Agreement.
Each of the Shareholders further agrees and covenants that he/she shall not sell, assign, transfer, dispose or otherwise convey, nor shall he/she cause, permit, authorize or approve the sale, assignment, transfer, disposition or other conveyance of, any of the Shares or any interest in the Shares to any other person, trust or entity (other than Community Bancshares) prior to the annual or special meeting of shareholders of Community Bancshares called for the purpose of voting on the Merger Agreement without the prior written consent of First Merchants, such consent not to be unreasonably withheld in the case of a gift or similar estate planning transaction (it being understood that First Merchants may decline to consent to any such transfer if the person acquiring such Shares does not agree to take such Shares subject to the terms of this Agreement).
This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflict of laws provisions thereof. This Agreement may be executed in counterparts, each of which (including any facsimile thereof) shall be deemed to be an original, but all of which shall constitute one and the same agreement. It is understood and agreed that Shareholders who execute this Agreement shall be bound hereby, irrespective of whether all Shareholders execute this Agreement. The obligations of each of the Shareholders under the terms of this Voting Agreement shall terminate contemporaneously with the termination of the Merger Agreement.
Notwithstanding any other provision hereof, nothing in this Agreement shall be construed to prohibit a Shareholder, or any officer or affiliate of a Shareholder who is or has been designated a member of Community Bancshares’ Board of Directors, from taking any action solely in his or her capacity as a member of Community Bancshares’ Board of Directors or from exercising his or her fiduciary duties as a member of Community Bancshares’ Board of Directors to the extent specifically permitted by the Merger Agreement.
[Signatures appear on following page]

IN WITNESS WHEREOF, First Merchants and each of the undersigned Shareholders of Community Bancshares have made and executed this Voting Agreement as of the day and year first above written, and First Merchants has caused this Voting Agreement to be executed by its duly authorized officer.

FIRST MERCHANTS CORPORATION By: /s/ Michael C. Rechin Michael C. Rechin, President and Chief Executive Officer SHAREHOLDERS
/s/ Edgar L. Coverdale	/s/ Charles L. Crow
Edgar L. Coverdale /s/ William C. Delullo	Charles L. Crow /s/ James R. Galloway
William C. Delullo ___________________ Richard J. Irving	James R. Galloway /s/ Stanley Hirschfeld Stanley Hirschfeld
/s/ O’Dell Lakes O’Dell Lakes	/s/ Larry Riggs Larry Riggs
/s/ Michael S. Sweitzer Michael S. Sweitzer	/s/ Jerry T. Thompson Jerry T. Thompson
/s/ Joseph Stoffel Joseph Stoffel

EXHIBIT A
LISTING OF SHARES

Name	Shares owned directly or indirectly

Edgar L. Coverdale	31,339
Charles L. Crow	56,661
William C. Delullo	34,100
James R. Galloway	34,100
Richard J. Irving	45,752
Stanley Hirschfeld	5,352
O’Dell Lakes	21,092
Larry Riggs	5,867
Michael S. Sweitzer	20,328
Jerry T. Thompson	19,000
Joseph Stoffel	13,015

A-1